Exhibit 20.2
                                                             ------------


                        CHASE MANHATTAN AUTO GRANTOR TRUST
                                 SERIES 1996-B
                        STATEMENT TO CERTIFICATEHOLDERS



               PERIOD:   8               PAGE      # 1
        DETERMINATION:    9-May-97       Beginning     4/1/97
        DISTRIBUTION:    15-May-97       Ending        4/30/97


                        CLASS  A  6.61%   ASSET BACKED CERTIFICATES
                        CLASS  B  6.76%   ASSET BACKED CERTIFICATES

              ORIG PRINCIPAL        BEG PRINCIPAL    PRINCIPAL         INTEREST          TOTAL              END PRINCIPAL
CLASS         BALANCE               BALANCE          DISTRIBUTION      DISTRIBUTION      DISTRIBUTION       BALANCE

A            $1,478,422.107.71   $1,192,154,997.25   $40,323,736.36     $6,566,787.11     $46,890,523.47    $1,151,831,260.89

B               $45,725,000.00      $36,871,260.89    $1,247,142.37       $207,708.10      $1,454,850.47       $35,624,118.52

CERTIFICATE
TOTALS       $1,524,147,107.71   $1,229,026,258.14   $41,570,878.73     $6,744,495.21     $48,345,373.94    $1,187,455,379.41



                            FACTOR   INFORMATION   PER   $1,000


                 PRINCIPAL           INTEREST             END PRINCIPAL
CLASS            DISTRIBUTION        DISTRIBUTION         BALANCE

 A               27.27484671          4.44175386          779.09499248
 B               27.27484680          4.54255003          779.09499224
Certficate
Totals           27.27484671          4.44477779          779.09499247



IF THERE ARE ANY QUESTIONS OR COMMENTS,
PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

          KIM COSTA
          THE CHASE MANHATTAN BANK - ASPG
          450 WEST 33RD STREET, 10TH FLOOR
          NEW YORK, NEW YORK 10001
          (212) 946-3247

@ CHASE MANHATTAN BANKING CORPORATION

                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                 SERIES 1996-B
                        STATEMENT TO CERTIFICATEHOLDERS


       PERIOD: 8                      PAGE  # 2
DETERMINATION:    9-May-97            Beginning      4/1/97
DISTRIBUTION:    15-May-97            Ending         4/30/97



                                                                     per $1000
                                                                     ---------

Section 5.8(iii)  Servicing Fee                    $1,024,188.55   .6719748660


   Class         Principal          Interest        Total        Prin (per $1000/orig)  Int (per $1000/orig)  Total (per $1000/orig)
    A       $40,323,736.36      $6,566,787.11    $46,890,523.47     27.27484671           4.44175386            31.71660057
    B        $1,247,142.37        $207,708.10     $1,454,850.47     27.27484680           4.54255003            31.81739683

   Total    $41,570,878.73      $6,774,495.21    $48,345,373.94     27.27484671           4.44477779            31.719624500



Section 5.8 (v)     Pool Balance at the end of
                    the Collection Period        $1,187,455,379.41

Section 5.8 (vi)    Aggregate Net Losses for
                    Collection Period                  $584,506.85

Section 5.8 (vii)   Carryover Shortfall for
                    Collection Period
                            Class A Interest                 0.00
                            Class B Interest                 0.00
                            Class A Principal                0.00
                            Class B Principal                0.00
                              TOTAL                          0.00

Section 5.8 (viii) Reserve Account Balance
                   after Disbursement              $38,592,299.83


Section 5.8 (ix)   Special Reserve Account
                   Balance                         $38,592,299.83


Section 5.8 (x)    Repurchase Amounts for
                   Repurchased Receivables
                            Seller                          $0.00
                            Servicer                        $0.00
                             TOTAL                          $0.00


Section 5.8 (xi)   Advance Summary for Collection
                   Period
                        Unreimbursed Advances for
                          Period Balance            $4,214,328.46
                        Unreimbursed Advances for
                          Previous Period           $3,793,592.99
                        Change from Previous Period   $420,735.47

                        Reimbursed Advance from
                          Collections               $1,063,352.15
                        Reimbursed Advance from
                          Liquidation Proceeds         $28,954.35
                        Reimbursed Advance from
                          Reserve Account Withdrawals       $0.00